Exhibit 4.15

31
Recorded 12/28/2012 10:13
Doc: LEAS Rcpt#: 294459
Grant Walraven, C.S.C.
GORDON County, Ga
DEED Bk: 1805 Pgs: 347-352

SPACE ABOVE THIS LINE IS FOR RECORDING DATA

AFTER RECORDING RETURN TO:

AFTER RECORDING RETURN TO:

METROPOLITAN TITLE AGENCY, INC.
1820 The Exchange, Suite 550
Atlanta, Georgia 30339
Phone: 770-933-0073
FAX: 770-933-0233

THE RIGHTS AND INTEREST OF THE DEVELOPMENT AUTHORITY OF GORDON COUNTY (THE "ISSUER") IN THIS SHORT FORM LEASE AGREEMENT AND IN THE LONG FORM LEASE AGREEMENT REFERRED TO HEREIN, AND IN CERTAIN REVENUES AND RECEIPTS DERIVED HEREUNDER (BEING REVENUES RECEIVED UNDER THE LONG FORM LEASE), EXCEPT FOR CERTAIN RESERVED RIGHTS, HAVE BEEN ASSIGNED AND PLEDGED UNTO MASLAND CARPETS, LLC, AS SECURITY FOR THE ISSUER'S TAXABLE REVENUE BOND (MASLAND CARPETS, LLC REAL ESTATE PROJECT), SERIES 2012B (THE "BOND"), AS PROVIDED IN A LOAN AND SECURITY AGREEMENT DATED DECEMBER 28, 2012, BETWEEN THE ISSUER TO MASLAND CARPETS, LLC.

SHORT FORM LEASE AGREEMENT

STATE OF GEORGIA)
COUNTY OF GORDON)

This **SHORT FORM LEASE AGREEMENT** (this "**Lease**"), dated for purposes of reference as of December 1, 2012, by and between the **DEVELOPMENT AUTHORITY OF GORDON COUNTY** (the "**Issuer**"), a public body corporate and politic created and existing under the laws of the State of Georgia, party of the first part, and **MASLAND CARPETS, LLC** (the "**Company**"), a limited liability company organized and existing under the laws of the State of Georgia, party of the second part;

W I T N E S S E T H:

The Issuer, as landlord, hereby rents the Project to the Company, as tenant, and the Company hereby rents the Project from the Issuer. The Project consists of the land described in

Exhibit A attached hereto (the "**Leased Land**"), together with any improvements, building fixtures, furnishings, machinery and equipment, now or hereafter located on the Leased Land and all additions thereto, alterations thereof and replacements thereof which become a part of the "**Project**," as defined in the Lease Agreement between the parties of even date herewith (the "**Long Form Lease**"). This Lease shall be effective on its delivery, and the Company shall have full possession and occupancy of the Project. The Lease Term commences on the date of delivery hereof and shall expire at 11:59 p.m., Gordon County, Georgia time, on December 1, 2022. The Long Form Lease and all terms and provisions thereof are hereby incorporated herein by this reference as if set forth in full herein. The Long Form Lease provides for the payment of Basic Rent at the times and in the amounts required to pay debt service on the Bond and for the payment of certain additional amounts.

It is the intention of the parties that the leasehold interest of the Company hereunder and under the Long Form Lease shall be a usufruct (under O.C.G.A. § 44-7-1(a)) as to real property of the Project, and a bailment for hire (under O.C.G.A. § 44-6-101), as to the personal property of the Project, and not an estate for years.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Short Form Lease Agreement under seal.

Signed and sealed in the presence of:

[signature]
Unofficial Witness

[signature]
Notary Public

My Commission Expires: 5-1-15

[NOTARY SEAL]

DEVELOPMENT AUTHORITY OF GORDON COUNTY

By: [signature]
Chairman

ATTEST: [signature]
Secretary

[SEAL]

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURE PAGE TO SHORT FORM LEASE AGREEMENT]

Signed and sealed in the presence of:

Unofficial Witness

Notary Public

My Commission Expires:

July 6, 2016

[NOTARY SEAL]

MASLAND CARPETS, LLC,
a Georgia limited liability company

By: ______________________ (SEAL)
Jon A. Faulkner, President

[SIGNATURE PAGE TO SHORT FORM LEASE AGREEMENT]

EXHIBIT "A"

LEGAL DESCRIPTION OF SITE

A tract of land situated in the City of Calhoun and being in Land Lot 227, 14th District, 3rd Section of Gordon County, Georgia and described in Deed Book 1719, page 119, and being more particularly described as follows:

Begin at the point of beginning which is the Northwest corner of the South Calhoun Baptist Church, Deed Book 59, page 520, O.C.O.S.C.G.C. and the South right of way of Pine Street; thence South 03 degrees 43 minutes 11 seconds West 300.95 feet to a rebar corner; thence with the south line of the South Calhoun Baptist Church aforementioned South 79 degrees 48 minutes 41 seconds East 158.82 feet to an iron corner; thence leaving said south line and with and along the West line of Southeast Supply, Inc., Deed Book 872, page 223, O.C.O.S.C.G.C. and part of the West line of Res Jr. Holdings, LLLP, Deed Book 1628, page 384, O.C.O.S.C.G.C., South 07 degrees 08 minutes 02 seconds West 431.65 feet to a point; thence continuing with said line of Res Jr. Holdings LLLP aforementioned and with the West line of Wild Realty LLC, Deed Book 1621, page 219, O.C.O.S.C.G.C. and part of West line of Wildstein Realty LLC, Deed Book 1338, page 296, O.C.O.S.C.G.C. South 07 degrees 34 minutes 35 seconds West 431.53 feet to a point; thence continuing with the West line of Wildstein Realty LLC aforementioned South 08 degrees 45 minutes 35 seconds West 262.99 feet to a point; thence continuing with the West line of Wildstein Realty LLC aforementioned South 07 degrees 40 minutes 35 seconds West 227.50 feet to a point; thence continuing with the West line of Wildstein Realty LLC, Deed Book 512, page 327 and Deed Book 1338, page 300, O.C.O.S.C.G.C. South 07 degrees 47 minutes 36 seconds West 499.60 feet to an iron corner; thence leaving said West line and with and along the North line of the City of Calhoun, Deed Book 64, page 179, O.C.O.S.C.G.C. South 81 degrees 39 minutes 35 seconds West 365.00 feet to a point in the center line of Oothoalooga Creek; thence with and along the center line of Oothoalooga Creek to the Southeast corner of Calhoun Gordon County Child, Deed Book 173, page 189, O.C.O.S.C.G.C., said creek is subtended by a series of chords as follows: North 13 degrees 33 minutes 01 seconds West 279.49 feet to a point, North 54 degrees 05 minutes 20 seconds West 176.09 feet and North 78 degrees 59 minutes 31 seconds West 411.20 feet; thence leaving said center line and with and along the East line of Calhoun Gordon County Child aforementioned North 11 degrees 02 minutes 10 seconds East 294.48 feet to an iron corner; thence continuing along the East line aforementioned North 27 degrees 53 minutes 27 seconds West 304.48 feet to a spike corner; thence South 58 degrees 02 minutes 30 seconds West 23.84 feet to a spike corner; thence leaving said line and with and along the East line of Crown Crafts, Inc., Deed Book 173, page 194, O.C.O.S.C.G.C., North 00 degrees 33 minutes 17 seconds East 203.48 feet to a spike corner; thence continuing North 32 degrees 14 minutes 43 seconds West 29.04 feet to a rebar corner; thence leaving said East line and with and along the Southeast line of Russell Offutt, Deed Book 542, page 65, O.C.O.S.C.G.C. North 57 degrees 40 minutes 42 seconds East 471.85 feet to a rebar corner; thence leaving said Southeast line and with and along the Northeast line of Russell Offutt aforementioned North 32 degrees 19 minutes 09 seconds West 441.38 feet to an iron corner; thence leaving said Northeast line and with and along the South right of way of Pine Street a

public dedicated 50 foot right of way with a series of courses and distances as follows: North 55 degrees 42 minutes 07 seconds East 520.85 feet to a point of curve; thence with a curve measured to the right an arc distance of 346.46 feet to the point of tangent, said curve has a radius of 523.26 feet, a central angle of 37 degrees 56 minutes 13 seconds and is subtended by a chord of North 74 degrees 40 minutes 13 seconds East 340.17 feet; thence South 86 degrees 21 minutes 41 seconds East 284.06 feet to the point of beginning. Said tract contains 46.44 acres more or less.